UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2010

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.

Item 5.02(e).  On February 18, 2010, the Board of Directors of Marten Transport, Ltd. approved and adopted a standard form of indemnification agreement to be entered into by the company and each of its executive officers and directors.  Under the indemnification agreement, the company agrees to indemnify such individuals against liability arising out of performance of their duties to the company and to advance expenses, if the requisite standards of conduct are met.  The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.

The foregoing description of indemnification agreement is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached to this report as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Shell Company Transactions.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: February 22, 2010	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Indemnification Agreement